
                                                                                                           EXHIBIT 11


                                                 VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION

                                                    COMPUTATION OF PRIMARY LOSS PER SHARE


                                                 For the period
                                                  February 16,
                                                  1993 (date of
                                                  inception) to              Year Ended                    Three Months Ended
                                                  December 31,              December 31,                      March 31,
                                                      1993             1994              1995              1995            1996
                                                      ----             ----              ----              ----            ----
                                                                                                       (Unaudited)

       Net (loss)  . . . . . . . . . . . . . .         (35,684)        (406,288)        (1,032,311)        (132,291)       (994,660)

       Weighted average common shares
       outstanding . . . . . . . . . . . . . .        7,265,753       10,003,143         12,388,918       11,794,710      12,797,032

       Stock options issued within one year of
       initial filing (using the treasury
       stock method and the anticipated public           51,347           58,682             58,682           58,682          58,682
       offering price of $6.00 per share)  . .        ---------       ----------         ----------       ----------      ----------

       Weighted average number of common              7,317,100       10,061,825         12,447,600       11,853,392      12,855,714
       shares outstanding  . . . . . . . . . .        =========       ==========         ==========       ==========      ==========

       Net (loss) income per common share and             (.00)            (.04)              (.08)            (.01)           (.08)
       common share equivalent                       ==========       ==========         ==========       ==========      ==========


                                                 VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION

                                                  COMPUTATION OF FULLY DILUTED LOSS PER SHARE



                                                For the period
                                                 February 16,
                                                 1993 (date of             Years Ended                   Three Months Ended
                                                 inception) to              December 31,                     March 31,
                                                 December 31,        -----------------------         --------------------------
                                                     1993              1994            1995            1995               1996
                                                     ----              ----            ----            ----               ----
                                                                                                    (Unaudited)
       Net (loss)  . . . . . . . . . . . . .           (35,684)        (406,288)     (1,032,311)      (132,291)         (994,660)

       Weighted average common shares
       outstanding . . . . . . . . . . . . .          7,265,753       10,003,143      12,362,847     11,794,710        12,795,134

       Stock options issued within one year
       of initial filing (using the treasury
       stock method and the anticipated
       public offering price of $6.00 per                51,347           58,682          58,682         58,682            58,682
       share)  . . . . . . . . . . . . . . .          ---------       ----------      ----------     ----------        ----------

       Weighted average number of common              7,317,100       10,061,825      12,421,529     11,853,392        12,853,816
       shares outstanding  . . . . . . . . .          =========       ==========      ==========     ==========        ==========

       Net (loss) income per common share and             (.00)            (.04)           (.08)          (.01)             (.08)
       common share equivalent . . . . . . .          =========        =========       =========      =========        ==========